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                         CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 13, 1999 relating to the financial statements of Tipperary Corporation, which appears in Tipperary Corporation's Annual Report on Form 10-K for the year ended September 30, 1999.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Denver, Colorado
July 25, 2000